EXHIBIT (32)

South Street Financial Corp.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of South Street Financial Corp. (the “Company”) certifies that the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2006	/s/ R. Ronald Swanner
R. Ronald Swanner
Chief Executive Officer

Dated: March 31, 2006	/s/ Christopher F. Cranford
Christopher F. Cranford
Chief Financial Officer